UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction of incorporation	(Commission File Number	(I.R.S. Employer Identification No.)

Juniper Business Plaza, Suite 3-D 3499 Route 9 North Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

(732) 577-9996

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

On September 7, 2016, Monmouth Real Estate Investment Corporation (the “Company”) filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (the “Articles Supplementary”) to the charter of the Company (the “Charter”), classifying and designating 5,400,000 of the authorized but unissued shares of the Company’s common stock, $0.01 par value per share (the “common stock”), of the Company as shares of 6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, with a liquidation preference of $25.00 per share (the “Series C Preferred Stock”).

Dividends on outstanding shares of Series C Preferred Stock are cumulative and are payable quarterly in arrears at the rate of 6.125% per annum of the $25.00 liquidation preference per share, or $1.53125 per annum per share. As set forth in the Articles Supplementary, the Series C Preferred Stock ranks on a parity with the Company’s 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, and the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, and senior to the common stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up.

The Series C Preferred Stock is not redeemable by the Company prior to September 15, 2021, except pursuant to the provisions of the Charter relating to restrictions on ownership and transfer of Company stock or in limited circumstances relating to the preservation of the Company’s qualification as a REIT for federal income tax purposes, or upon a Change of Control of the Company or a Delisting Event, each as defined below. On and after September 15, 2021, the Company may, at its option, redeem the Series C Preferred Stock, in whole or in part, from time to time, for a cash redemption price per share equal to $25.00 plus all accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series C Preferred Stock and on or prior to the corresponding dividend payment date in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

Upon the occurrence of a Delisting Event, the Company may, at its option and subject to certain conditions, redeem the Series C Preferred Stock, in whole or in part, within 90 days after the Delisting Event, for a cash redemption price per share of Series C Preferred Stock equal to $25.00 plus any accumulated and unpaid dividends thereon (whether or not declared), to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series C Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

Upon the occurrence of a Change of Control, the Company may, at its option and subject to certain conditions, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for a cash redemption price per share of Series C Preferred Stock equal to $25.00 plus any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date set for the payment of a dividend on the Series C Preferred Stock and on or prior to the corresponding dividend payment date, in which case the amount of such accrued and unpaid dividend will not be included in the redemption price).

A “Delisting Event” occurs when, after the original issuance of the Series C Preferred Stock, both (i) the Series C Preferred Stock is not listed on the New York Stock Exchange, or the NYSE, the NYSE Amex or the Nasdaq Stock Market, or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the NASDAQ, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, and any Series C Preferred Stock is outstanding.

A “Change of Control” occurs when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of shares of Company stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of Company stock entitled to vote generally in the election of directors (and such a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	after the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity (or, if in connection with such transaction holders of common stock receive consideration consisting of common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or the NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the NASDAQ.

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of the Series C Preferred Stock will have the right (unless, before the applicable conversion date, the Company provides notice of its election to redeem such shares of Series C Preferred Stock) to convert all or part of the shares of Series C Preferred Stock held by such holder on the applicable conversion date into a number of shares of common stock per share of Series C Preferred Stock to be converted equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of $25.00 plus the amount of any accumulated and unpaid dividends thereon (whether or not declared) to, but not including, the applicable conversion date (unless the applicable conversion date is after a record date set for payment of a dividend on the Series C Preferred Stock and before the corresponding payment date for such dividend, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined in the Articles Supplementary); and

●	3.41997, or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations of Company common stock;

in each case, on the terms and subject to the conditions set forth in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration. Except as provided above in connection with a Change of Control or a Delisting Event, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.

In addition to other preferential rights, each holder of the Series C Preferred Stock is entitled to receive a liquidation preference, which is equal to $25.00 per share of Series C Preferred Stock, plus any accumulated and unpaid distributions thereon (whether or not earned or declared), before the holders of the common stock or other junior securities receive any distributions in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs the Company.

Holders of the Series C Preferred Stock generally have no voting rights unless the Company fails to pay dividends for six or more quarterly periods, whether or not consecutive, and except in connection with certain amendments to the Charter and other specified events described in the Articles Supplementary.

This summary of the Series C Preferred Stock is qualified in its entirety by reference to the Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 7.01 FD Disclosure.

On September 13, 2016, the Company issued a press release announcing the closing of its previously announced underwritten public offering of shares of Series C Preferred Stock. A total of 5,400,000 shares of Series C Preferred Stock were issued and sold in the offering. A copy of the press release is furnished as Exhibit 99.1 to this report.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary, effective September 7, 2016, designating the Series C Preferred Stock

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (including in Exhibit 5.1).

99.1	Press Release, dated September 13, 2016, concerning the closing of the offering of the Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: September 13, 2016	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary, effective September 7, 2016, designating the Series C Preferred Stock

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (including in Exhibit 5.1).

99.1	Press Release, dated September 13, 2016, concerning the closing of the offering of the Series C Preferred Stock.